EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

Name of Designated Filer: BlueCrest Capital Management Ltd.

Date of Event Requiring Statement: June 24, 2019

Issuer Name: South Mountain Merger Corp. [SMMC]

BLUECREST CAPITAL MANAGEMENT LIMITED

By:	/s/ Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

/s/ Steve Pariente, as attorney-in-fact
Michael E. Platt